U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                         _______________________________


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): November 16, 1999


                           CTI INDUSTRIES CORPORATION
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



   Delaware                         0-23115                     36-2848943
   --------                         -------                     ----------
(State or Other              (Commission File Number)          (IRS Employer
 Jurisdiction of                                             Identification No.)
  Incorporation)



      2216 North Pepper Road, Barrington, Illinois            60010
      --------------------------------------------           -------
        (Address of Principal Executive Offices)            (Zip Code)


                                (847) - 382-1000
               --------------------------------------------------
              (Registrant's Telephone Number, including Area Code)

Item 5.  Other Events
-------  ------------

         On November 16, 1999, the Registrant announced that it acquired additional shares of capital stock of PTF Industries, S.A. de C.V., Guadalajara, Mexico, a manufacturer of latex balloons ("PTF"), and now owns approximately 72% of the outstanding capital stock of PTF. The transaction was concluded through an agreement with a principal shareholder of PTF and by approval of the requisite number of PTF shareholders at a shareholders' meeting held on November 12, 1999. In the transaction, the Registrant allowed PTF to capitalize certain of PTF's outstanding indebtedness to the Registrant, amounting to approximately $975,000, together with certain equipment with a total value of approximately $745,000, both in exchange for capital stock of PTF. In addition, the Registrant agreed to purchase additional shares of stock from some PTF shareholders, and has the right to acquire substantially all of the remaining outstanding stock of PTF from another shareholder. At the shareholders' meeting, PTF's name was changed to CTI Mexico S.A. de C.V.

         The Company further announced that the PTF share acquisition transaction will allow all operations and financial results of PTF and the Registrant to be consolidated and coordinated, which will better reflect overall sales and margins. In addition, the Registrant announced that it has recently concluded an arrangement with PTF to supply latex balloons to a major retail chain in the United States. The Registrant's common stock is traded on the NASDAQ SmallCap Market under the symbol CTIBD.


Item 7(c).        Exhibits
----------        --------
         A copy of press release dated November 16, 1999.

                                   SIGNATURES
         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                   CTI Industries Corporation
                                                   -----------------------------
                                                           (Registrant)


Date:   November 30, 1999                    By:   /s/ Howard W. Schwan
                                                   -----------------------------
                                                   Howard W. Schwan, President